                                  EXHIBIT 99.1



For Immediate Release        Contact: Carl G. Anderson, Jr.    Frederick J. Hirt
January 10, 2005                      610-478-3171             610-478-3117

   ARROW INTERNATIONAL, INC. ANNOUNCES ACCELERATION OF TIMING FOR NEOCARE(R) INTEGRATION AND REPORTS MINOR ADJUSTMENTS TO FIRST QUARTER FISCAL YEAR 2005
                              SALES AND NET INCOME

READING, PA, January 10, 2005 - Arrow International, Inc. announced today that the Company has decided to accelerate the integration of its NEOCARE(R) manufacturing operations into its existing manufacturing structure. This is part oF its previously announced plans to rationalize its global manufacturing and logistics operations. In order to facilitate this integration of NEOCARE(R), and to address each of the inspectional observations of the U.S. Food & Drug Administration (FDA), the Company has also decided to temporarily cease the manufacture, shipment, and sales of the NEOCARE(R) product line, including all of its NEOPICC(R) 1.9 FR Peripherally Inserted Central Catheters (the "NeoPICC Catheters"). Shipments of the NEOCARE(R) line, other than the NeoPICC
Catheters, are expected to resume within the next three to four months and shipments of the NeoPICC Catheters will resume after receipt of FDA clearance of a new pre-market notification ("510k") for these catheters. As described below, the Company estimates this decision will not have a material impact on the earnings target ranges for fiscal year 2005.

In the Form 10-Q filed today for the first quarter of fiscal 2005 which ended November 30, 2004, the Company recorded a charge against net sales of $500,000, or $0.01 per diluted earnings per share, representing its issued sales credits as of January 7, 2005 and an estimate for those sales credits yet to be issued relating to returned NeoPICC Catheters. As a result of today's $500,000 adjustment for estimated sales credits relating to returned NeoPICC Catheters, previously reported net sales of $113.2 million for the fiscal quarter ended November 30, 2004, were reduced to $112.7 million, an increase of 9.3%, or $9.6 million, versus its prior fiscal year first quarter. Net income for the quarter was adjusted from the previously reported $13.6 million to $13.3 million, compared to $14.4 million in the first quarter of fiscal year 2004. Previously reported diluted earnings per share of $0.31 were adjusted to $0.30 compared to $0.33 in the first fiscal quarter of 2004.

On December 3, 2004, the Company announced that, after consulting with the FDA, it was voluntarily initiating a nationwide recall of its NeoPICC Catheters as a result of having received several reports of adverse events involving the utilization of the NeoPICC Catheters. The NeoPICC Catheter is part of the Company's NEOCARE product line of catheters and related procedure kits for neonatal intensive care that it acquired from Klein Baker Medical, Inc. in March 2003. The Company is cooperating with the FDA in conducting the voluntary recall. Following the recall, the FDA inspected the Company's corporate headquarters and the facility where the NeoPICC Catheters were manufactured and provided the Company with a list of inspectional observations. The Company is reviewing these observations and how best to address them.

The Company has sent recall notices to approximately 800 hospitals and 16 dealers, but is unable at the present time to determine the precise number of NeoPICC Catheters that will be returned by customers in response to this voluntary recall or the potential effect the recall may have on its business or future results of operations. The Company's fiscal 2004 NEOCARE(R) product line sales were $7,646,000. Inventories of NeoPICC Catheters at November 30, 2004 amounted to $172,000 which the Company had fully reserved for in the first quarter results of fiscal 2005, previously reported on December 20, 2004. Inventories of other NEOCARE(R) products, for which manufacture and sale has been temporarily ceased today, were approximately $1,509,000 at November 30, 2004.

Adjusting for certain special items, as described below, net income was $15.2 million compared to $14.4 million in the prior fiscal year quarter, an increase of 5.6%, and diluted earnings per share were $0.34 compared to $0.33 diluted earnings per share in the prior fiscal year period when adjusted for the special items.

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Attached to this release is reconciliation to Generally Accepted Accounting
Principles, or GAAP, that presents the components of the items excluded in determining the Company's income before tax, net income and diluted earnings per share amounts. The following three paragraphs discuss these excluded items.

        (1) In the first quarter of fiscal year 2005, the Company incurred research and development expenses of $1.0 million, or $0.01 diluted earnings per share, for development of the second generation power system and controller for the Arrow LionHeart(TM), the Company's fully implantable Left Ventricular Assist System (LVAS). The Company's remaining investment in the LionHeart(TM) includes $3.0 million of components and open purchase commitments usable with either the first or second generation electronics and $2.3 million in manufacturing equipment.

        (2) In August 2004, the Company initiated the consolidation of its operations at its Winston-Salem, NC and San Antonio, TX facilities into existing manufacturing facilities. In November 2004, the Company decided to move its European Distribution Center. These steps are part of the overall manufacturing realignment and capacity increases announced in June 2004. As a result, the Company has accrued $0.4 million, or $0.01 per diluted earnings per share, which primarily consists of severance payments in the first quarter of fiscal year 2005.

        (3) Excludes $1.5 million, or $0.02 diluted earnings per share, for the step-up of inventory purchased from AB Medica S.p.A., which was recognized in the first quarter of fiscal year 2005 as additional cost of sales.

FISCAL YEAR 2005 TARGETS:

The Company today is reconfirming its previously announced sales and earnings targets for the second fiscal quarter 2005 and full fiscal year 2005. The Company fully expects to offset the reduction in sales from the NeoPICC returns and the temporary cessation of manufacture and sales of the NeoPICC product line with additional sales of other products and through cost saving initiatives, such as the voluntary early retirement program.

COMPANY INFORMATION:

Arrow International, Inc. develops, manufactures and markets a broad range of clinically advanced, disposable catheters and related products for critical and cardiac care. The Company's products are used primarily by anesthesiologists, critical care specialists, surgeons, emergency and trauma physicians, cardiologists, interventional radiologists, electrophysiologists, and other health care providers.

Arrow International's news releases and other company information can be found on the World Wide Web at http://www.arrowintl.com.

The Company's common stock trades on The Nasdaq Stock Market(R) under the symbol ARRO.

SAFE HARBOR STATEMENT:

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This news release provides historical information and includes forward-looking statements (including projections). Although the Company believes that the expectations in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to have been correct. The forward-looking statements are based upon a number of assumptions and estimates that, while presented with numerical specificity and considered reasonable by the Company, are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies which are beyond the control of the Company, and upon assumptions with respect to future business decisions which are subject to change. Accordingly, the forward-looking statements are only an estimate, and actual results will vary from the forward-looking statements, and these variations may be material. Consequently, the inclusion of the forward-looking statements should not be regarded as a representation by the Company of results that actually will be achieved. Forward-looking statements are necessarily speculative in nature, and it is usually the case that one or more of the assumptions in the forward-looking statements do not materialize. Investors are cautioned not to place undue reliance on the forward-looking statements. In connection with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions the reader that, among others, the factors below, which are discussed in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2004 and in its other filings with the Securities and Exchange Commission, could cause the Company's results to differ materially from those stated in the forward-looking statements. These factors include: (i) stringent regulation of the Company's products by the U.S. Food and Drug Administration and, in some jurisdictions, by state, local and foreign governmental authorities; (ii) the highly competitive market for medical devices and the rapid pace of product development and technological change in this market; (iii) pressures imposed by the health care industry to reduce the cost or usage of medical products and services; (iv) dependence on patents and proprietary rights to protect the Company's trade secrets and technology, and the need for litigation to enforce or defend these rights; (v) risks associated with the Company's international operations; (vi) potential product liability risks inherent in the design, manufacture and marketing of medical devices;
(vii) risks associated with the Company's use of derivative financial instruments; and (viii) dependence on the continued service of key members of the Company's management.

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

                                       ARROW INTERNATIONAL, INC.
                                         RESULTS OF OPERATIONS
                       RECONCILIATION TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                                           NOVEMBER 30, 2004
                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
                                         QUARTER ENDED 11/30/04

                                                                  SECOND
                                                 INVENTORY    GENERATION
                               AS REPORTED         STEP-UP           R&D   RESTRUCTURING     AS ADJUSTED

Gross Profit                       $56,420          $1,467             -               -         $57,887

Income Before Taxes                $19,679          $1,467          $994            $391         $22,531

Net Income                         $13,283            $990          $671            $264         $15,208

Diluted Earnings Per
Share                                $0.30           $0.02         $0.01           $0.01           $0.34








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

                                    ARROW INTERNATIONAL, INC.
                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                           (UNAUDITED)

                                                                     Three Months Ended
                                                                         November 30,
CONSOLIDATED STATEMENTS OF OPERATIONS:                              2004              2003
                                                                 ------------      -----------
Net sales                                                         $   112,725       $  103,101
Cost of goods sold                                                     56,305           48,903
                                                                 ------------      -----------
     Gross profit                                                      56,420           54,198
Operating expenses:
     Research and development                                           7,919            6,844
     Selling, general and administration                               28,722           25,738
     Restructuring Charges                                                391                -
                                                                 ------------      -----------
Total operating expenses                                               37,032           32,582
Operating income                                                       19,388           21,616

Interest, net                                                          (125)               109

Other (income) expenses, net                                           (166)               139
                                                                 ------------      -----------
Income before income taxes                                             19,679           21,368
Provision for income taxes                                              6,396            6,944
                                                                 ------------      -----------
Net income                                                        $    13,283       $   14,424
                                                                 ============      ===========

Basic earnings per common share                                         $0.30            $0.33
                                                                        =====            =====
Diluted earnings per common share                                       $0.30            $0.33
                                                                        =====            =====
  Weighted average shares used in
    computing basic earnings
      per common share                                                 43,836           43,344

  Weighted average shares used in
     computing diluted earnings
      per common share                                                 44,526           43,983


CONSOLIDATED CONDENSED BALANCE SHEET:                            November 30,       August 31,
                                                                     2004             2004
                                                                 ------------      -----------
ASSETS
     Cash                                                         $    95,255       $   94,176
     Receivables (net)                                                 88,981           83,918
     Inventories                                                      101,133           96,084
     Prepaid expenses and other                                        19,027           15,898
                                                                 ------------      -----------
     Total current assets                                             304,396          290,076
     Property, plant and equipment (net)                              142,071          136,978
     Other assets                                                     130,109          122,154
                                                                 ------------      -----------
     Total assets                                                 $   576,576       $  549,208
                                                                 ============      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
     Notes payable                                                $    27,873       $   26,020
     Other current liabilities                                         58,282           51,418
     Current maturities of long-term debt                               3,027            3,036
     Other liabilities                                                 22,524           22,403
                                                                 ------------      -----------
            Total liabilities                                         111,706          102,877

Total shareholder's equity                                            464,870          446,331
                                                                 ------------      -----------
            Total liabilities and shareholders' equity            $   576,576       $  549,208
                                                                 ============      ===========
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